UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

G-III APPAREL GROUP, LTD.
 (Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of G-III Apparel Group, Ltd. (the “Company”) was held on June 8, 2010. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting with the stockholders having voted as set forth below:

Proposal 1 – to elect nine directors to serve on the Company’s Board of Directors to serve until the next Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified:

Directors	For	Withheld	Broker Non-Votes
Morris Goldfarb	15,551,470	611,868	1,661,595
Sammy Aaron	15,500,779	662,559	1,661,595
Thomas J. Brosig	15,334,570	818,768	1,661,595
Alan Feller	15,884,144	279,194	1,661,595
Jeffrey Goldfarb	15,268,465	894,873	1,661,595
Carl Katz	12,690,356	3,472,982	1,661,595
Laura Pomerantz	16,058,091	105,247	1,661,595
Willem van Bokhorst	15,862,363	300,975	1,661,595
Richard White	13,745,923	2,417,415	1,661,595

Proposal 2 – to approve the Company’s Amended and Restated 2005 Stock Incentive Plan:

For	Against	Abstain	Broker Non-Votes
14,401,118	1,746,000	16,220	1,661,595

Proposal 3 – to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2011:

For	Against	Abstain	Broker Non-Votes
17,278,232	538,281	8,420	Not applicable

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	G-III Apparel Group, Ltd. Amended and Restated 2005 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: June 9, 2010

By: /s/ Neal S. Nackman
Name:   Neal S. Nackman
Title:   Chief Financial Officer

EXHIBIT INDEX
Exhibit	Description

10.1	G-III Apparel Group, Ltd. Amended and Restated 2005 Stock Incentive Plan.